UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 30, 2013

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 30, 2013, HomeStreet, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Company shareholders approved Proposals 1 and 2 as described in the Company's Definitive Proxy Statement for the 2013 Annual Meeting (the “Proxy Statement”) on Schedule 14A, which was filed with the Securities and Exchange Commission on April 15, 2013.
The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1
Company shareholders re-elected the following three Class II directors with terms ending in the year 2016 and two Class I directors with terms ending in the year 2015, and the voting results are set forth below.

Nominee	For	Against	Abstain	Broker Non-Votes

Michael J. Malone (Class II)	6,211,528	3,228,632	161,491	2,170,974
Victor H. Indiek (Class II)	9,345,396	101,409	154,846	2,170,974
Bruce W. Williams (Class II)	9,401,294	100,235	100,122	2,170,974
Mark K. Mason (Class I)	9,405,217	100,120	96,314	2,170,974
Scott M. Boggs (Class I)	9,354,785	99,920	146,946	2,170,974

Proposal 2
Company shareholders approved, as set forth below, the ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

Shares Voted

For	11,568,087
Against	132,374
Abstain	72,164

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 4, 2013.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary